Exhibit 99.1

Brooks Automation Reports Fiscal Third Quarter of 2015 Ended June 30, 2015 Results

CHELMSFORD, Mass., August 6, 2015 (GLOBE NEWSWIRE) -- Brooks Automation, Inc. (Nasdaq: BRKS), a leading worldwide provider of automation and cryogenic solutions for multiple markets including semiconductor manufacturing and life sciences, today reported financial results for the third quarter ended June 30, 2015.

Fiscal Third Quarter of 2015 Financial and Operational Highlights:

•	Revenue was $144.9 million;

•	Total order bookings were $151.7 million;

•	GAAP Net Income was $7.7 million with diluted EPS of $0.11;

•	Non-GAAP Net Income was $10.3 million with diluted EPS of $0.15;

•	Operating cash flow was $16.5 million;

•	Total of Cash, Cash Equivalents, and Marketable Securities, as of June 30, was $214.6 million or $3.13 per Diluted Share with no bank debt.

Summary of GAAP and Non-GAAP Earnings

	Quarter Ended
	June 30,	March 31,	June 30,
Dollars in thousands, except per share data	2015	2015	2014
GAAP net income attributable to Brooks Automation, Inc.	$7,681	$2,711	$24,476
GAAP diluted earnings per share	$0.11	$0.04	$0.36

Non-GAAP net income attributable to Brooks Automation, Inc.	$10,277	$5,429	$3,602
Non-GAAP diluted earnings per share	$0.15	$0.08	$0.05
A reconciliation of non-GAAP measures to the most nearly comparable GAAP measures follows the consolidated balance sheets, statements of operations and statements of cash flows included in this release.

Management Comments
"Our performance in the quarter demonstrates the strength of our Product Solutions business. As the Semi front-end manufacturers implement each new project, we have seen increasing reliance on Brooks’ vacuum and contamination control technology,” stated Dr. Steve Schwartz, Chief Executive Officer of Brooks. “We have driven gross margins back to our expected levels as a result of operational improvements and continued cost reductions. In our Life Science Systems segment we made significant strides in the planned restructuring of the sample stores manufacturing and the build-out of the FluidX consumables and instruments team. Most notable for the future in sample management, the team is well positioned to ship the first automated stores in the -150°C Cryogenic space.”

GAAP Summary
Revenue increased 4% sequentially to $144.9 million in the third quarter of fiscal 2015, while the gross margin improved 230 basis points to 35.3% and operating expense decreased $2.0 million. The GAAP net income result was $7.7 million and diluted EPS was $0.11.

Amortization of intangibles, special charges, and one-time items are appropriately included in the GAAP summary of earnings. The impact on earnings of these items is set out in the unaudited table included with this release.

Results of Q3 Fiscal 2015 (Non-GAAP Discussion)

Non-GAAP net income was $10.3 million in the third quarter, resulting in non-GAAP earnings per share of $0.15. This compares to non-GAAP net income of $5.4 million and non-GAAP EPS of $0.08 in the prior quarter.

As noted above, revenue for the third fiscal quarter of 2015 was $144.9 million, up 4% compared to the second fiscal quarter of 2015. Product Solutions revenue grew 6% to $104.5 million as sales increased in our automation, contamination control solutions, cryo pump, and Polycold offerings. The primary market drivers of sales were demand for vacuum and atmospheric systems for advanced packaging, as well as the increased need for contamination control in the leading technology fab lines. The Global Services revenue increased 3% to $23.6 million, while the Life Science Systems revenue declined 4% to $16.8 million.

Adjusted gross margin, which excludes amortization and purchase accounting impacts, was 36.2% in the quarter, up from 34.0% in the prior quarter. The Product Solutions adjusted gross margin was 37.3% in the third quarter compared to 35.1% in the prior period. The gross margin improvement was primarily driven by improved cost controls, while also benefiting from product mix and higher volumes. The Life Science Systems adjusted gross margin was 30.2% compared to 30.7% in the prior quarter. The Global Services adjusted gross margin was 35.6% in the third quarter compared to 31.5% in the prior quarter. This increase was primarily due to reduced cost of revenue due to a more favorable mix of repair services performed in the quarter. In summary, the total adjusted gross profit increase of $5.2 million includes an increase of $5.5 million in the Product Solutions and Global Services segments on higher revenue with improved margins, and a decrease of $0.3 million from Life Science Systems segment on lower revenue.

Total order bookings in the third quarter were $151.7 million compared to $135.0 million in the second quarter. The Life Science Systems business had $13.8 million of new orders in the third quarter, bringing total backlog to $44 million and 12-month backlog to $34 million. Bookings for the semiconductor business in the Product Solutions and Global Services segments totaled $137.9 million, compared to $121.1 million in the second quarter.

Non-GAAP operating expense of $38.7 million decreased 4% sequentially due to reduced G&A and stock compensation expense.

Other income was $0.6 million in the third quarter, compared to $1.3 million in the second quarter. The decrease was driven by fewer gains recognized related to foreign exchange.

Adjusted EBITDA in the quarter was $20.0 million compared to $14.8 million in the second quarter. Cash flow from operations for the third quarter was $16.5 million, compared to $1.9 million in the second quarter. Cash flow in the quarter benefited from the improved adjusted EBITDA while working capital was reduced modestly. The Company's cash, cash equivalents, and marketable securities increased $7.5 million in the third quarter to $214.6 million.

Quarterly Cash Dividend
The Company additionally announced that the Board of Directors has reiterated a dividend of $0.10 per share payable on September 25, 2015 to stockholders of record on September 4, 2015. Future dividend declarations, as well as the record and payment dates for such dividends, are subject to the final determination of the Company's Board of Directors.

Guidance for Fourth Fiscal Quarter of Fiscal 2015
The Company announced revenue and earnings guidance for the fourth quarter of fiscal 2015. Revenue is expected to be in the range of $140 million to $146 million. Non-GAAP diluted earnings per share is expected to be in the range of $0.10 to $0.14.

Conference Call
Brooks management will webcast its third quarter earnings conference call today at 4:30 p.m. Eastern Time. During the call, Company management will respond to questions concerning, but not limited to, the Company's financial performance, business conditions and industry outlook. Management's responses could contain information that has not been previously disclosed.

The call will be broadcast live over the Internet and, together with presentation materials referenced on the call, will be hosted at the Investor Relations section of Brooks' website at www.brooks.com, and will be archived online on this website for convenient on-demand replay. In addition, you may call 800-747-0367 (US & Canada only) or 212-231-2926 to listen to the live webcast.

About Brooks Automation, Inc.
Brooks is a leading worldwide provider of automation and cryogenic solutions for multiple markets including semiconductor manufacturing and life sciences. Brooks' technologies, engineering competencies and global service capabilities provide customers speed to market and ensure high uptime and rapid response, which equate to superior value in their mission-critical controlled environments. Since 1978, Brooks has been a leading partner to the global semiconductor manufacturing market and, through product development initiatives and strategic business acquisitions, has expanded offerings to meet the needs of customers in the life sciences industry, analytical & research markets and clean energy solutions. Brooks is headquartered in Chelmsford, MA, with direct operations in North America, Europe and Asia.

For more information, visit www.brooks.com.

CONTACT:	Lynne Yassemedis Brooks Automation, Inc. 978-262-4443 lynne.yassemedis@brooks.com

John Mills Senior Managing Director ICR, LLC 310-954-1105 john.mills@icrinc.com

“Safe Harbor Statement” under Section 21E of the Securities Exchange Act of 1934
Some statements in this release are forward-looking statements made under Section 21E of the Securities Exchange Act of 1934. These statements are neither promises nor guarantees but involve risks and uncertainties, both known and unknown, that could cause Brooks' financial and business results to differ materially from our expectations. They are based on the facts known to management at the time they are made. These forward-looking statements include statements regarding our revenue and operating margin expectations, our ability to develop further our business in new and adjacent markets, and our ability to achieve financial success in the future. Factors that could cause results to differ from our expectations include the following: volatility of the industries the Company serves, particularly the semiconductor industry; our possible inability to meet demand for our products due to difficulties in obtaining components and materials from our suppliers in required quantities and of required quality; the inability of customers to make payments to us when due; the timing and effectiveness of cost reduction and cost control measures; price competition; disputes concerning intellectual property; continuing uncertainties in global political and economic conditions, and other factors and other risks that we have described in our filings with the Securities and Exchange Commission, including but not limited to our Annual Report on Form 10-K, current reports on Form 8-K and our quarterly reports on Form 10-Q. As a result we can provide no assurance that our future results will not be materially different from those projected. Brooks expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any such statement to reflect any change in our expectations or any change in events, conditions or circumstances on which any such statement is based. Brooks undertakes no obligation to update the information contained in this press release.

BROOKS AUTOMATION, INC.
CONSOLIDATED BALANCE SHEETS
(unaudited)
(In thousands, except share and per share data)

	June 30, 2015	September 30, 2014
Assets
Current assets
Cash and cash equivalents	$79,670	$94,114
Marketable securities	61,555	68,130
Accounts receivable, net	100,973	80,106
Inventories	95,167	93,567
Deferred tax assets	18,990	19,009
Prepaid expenses and other current assets	14,488	19,387
Total current assets	370,843	374,313
Property, plant and equipment, net	46,277	50,183
Long-term marketable securities	73,404	83,212
Long-term deferred tax assets	68,603	67,563
Goodwill	118,257	109,501
Intangible assets, net	56,771	59,550
Equity method investments	26,760	28,944
Other assets	9,458	4,772
Total assets	$770,373	$778,038
Liabilities and equity
Current liabilities
Accounts payable	$47,145	$33,740
Capital lease obligation	881	881
Deferred revenue	22,614	26,279
Accrued warranty and retrofit costs	6,184	6,499
Accrued compensation and benefits	19,709	21,663
Accrued restructuring costs	2,661	3,475
Accrued income taxes payable	4,012	1,808
Deferred tax liabilities	339	808
Accrued expenses and other current liabilities	15,617	18,688
Total current liabilities	119,162	113,841
Long-term capital lease obligation	7,049	7,417
Long-term tax reserves	3,947	5,708
Long-term deferred tax liabilities	3,268	2,567
Long-term pension liability	2,416	1,774
Other long-term liabilities	3,305	3,842
Total liabilities	139,147	135,149
Commitments and contingencies
Equity
Preferred stock, $0.01 par value, 1,000,000 shares authorized, no shares issued or outstanding	—	—
Common stock, $0.01 par value, 125,000,000 shares authorized, 80,951,970 shares issued and 67,490,101 shares outstanding at June 30, 2015, 80,375,777 shares issued and 66,913,908 shares outstanding at September 30, 2014	810	804
Additional paid-in capital	1,842,773	1,834,619
Accumulated other comprehensive income	8,452	15,687
Treasury stock at cost, 13,461,869 shares	(200,956)	(200,956)
Accumulated deficit	(1,019,853)	(1,007,265)
Total equity	631,226	642,889
Total liabilities and equity	$770,373	$778,038

BROOKS AUTOMATION, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)
(In thousands, except per share data)

	Three Months Ended June 30,		Nine Months Ended June 30,
	2015	2014	2015	2014
Revenue
Product	$120,816	$93,223	$336,941	$288,887
Services	24,078	24,136	70,002	71,444
Total revenue	144,894	117,359	$406,943	$360,331
Cost of revenue
Product	79,721	59,985	228,989	185,507
Services	13,986	16,628	41,654	48,889
Total cost of revenue	93,707	76,613	270,643	234,396
Gross profit	51,187	40,746	136,300	125,935
Operating expenses
Research and development	12,834	13,494	39,001	38,538
Selling, general and administrative	27,825	30,040	86,845	84,812
Restructuring and other charges	358	3,122	3,711	4,641
Total operating expenses	41,017	46,656	129,557	127,991
Operating income (loss)	10,170	(5,910)	6,743	(2,056)
Interest income	199	181	678	685
Interest expense	(100)	(101)	(300)	(101)
Other income, net	460	157	2,640	472
Income (loss) before income taxes and equity in earnings (losses) of equity method investments	10,729	(5,673)	9,761	(1,000)
Income tax provision (benefit)	3,340	(2,838)	1,790	(928)
Income (loss) before equity in earnings (losses) of equity method investments	7,389	(2,835)	7,971	(72)
Equity in earnings (losses) of equity method investments	292	71	(313)	1,330
Income (loss) from continuing operations	7,681	(2,764)	7,658	1,258
Income from discontinued operations, net of tax	—	27,263	—	30,002
Net income	7,681	24,499	7,658	31,260
Net income attributable to noncontrolling interests	—	(23)	—	(147)
Net income attributable to Brooks Automation, Inc.	$7,681	$24,476	$7,658	$31,113
Basic net income (loss) per share attributable to Brooks Automation, Inc. common stockholders:
Net income (loss) from continuing operations	$0.11	$(0.04)	$0.11	$0.02
Net income from discontinued operations, net of tax	—	0.41	—	0.45
Basic net income per share attributable to Brooks Automation, Inc.	$0.11	$0.37	$0.11	$0.47
Diluted net income (loss) per share attributable to Brooks Automation, Inc. common stockholders:
Net income (loss) from continuing operations	$0.11	$(0.04)	$0.11	$0.02
Net income from discontinued operations, net of tax	—	0.40	—	0.44
Diluted net income per share attributable to Brooks Automation, Inc.	$0.11	$0.36	$0.11	$0.46
Dividend declared per share	$0.10	$0.08	$0.30	$0.24

Shares used in computing earnings (loss) per share:
Basic	67,454	66,751	67,321	66,583
Diluted	68,571	67,653	68,520	67,528

BROOKS AUTOMATION, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited)
(In thousands)

	Nine Months Ended June 30,
	2015	2014
Cash flows from operating activities
Net income	$7,658	$31,260
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	18,929	17,252
Impairment of intangible assets	—	398
Impairment of other assets	—	2,621
Stock-based compensation	9,510	8,774
Amortization of premium on marketable securities	917	896
Undistributed losses (earnings) of equity method investments	313	(1,330)
Deferred income tax provision (benefit)	(2,262)	1,115
Gain on disposal of businesses	—	(27,444)
(Gain) loss on disposal of long-lived assets	(4)	52
Changes in operating assets and liabilities, net of acquisitions and disposals:
Accounts receivable	(19,070)	10,416
Inventories	(1,519)	1,150
Prepaid expenses and other current assets	(4,881)	(3,612)
Accounts payable	11,600	(15,712)
Deferred revenue	(2,339)	13,243
Accrued warranty and retrofit costs	(320)	(820)
Accrued compensation and benefits	(1,907)	5,484
Accrued restructuring costs	(660)	2,542
Accrued expenses and other current liabilities	5,506	(5,947)
Net cash provided by operating activities	21,471	40,338
Cash flows from investing activities
Purchases of property, plant and equipment	(5,945)	(3,384)
Purchases of marketable securities	(58,991)	(128,135)
Sales and maturities of marketable securities	74,515	89,579
Proceeds from divestitures	—	85,369
Acquisitions, net of cash acquired	(17,257)	(37,832)
Proceeds from sales of property, plant and equipment	6	—
Purchases of other investments	(5,000)	—
Decreases in restricted cash	—	177
Net cash (used in) provided by investing activities	(12,672)	5,774
Cash flows from financing activities
Proceeds from issuance of common stock, net of issuance costs	867	967
Principal repayments of capital lease obligations	(368)	—
Common stock dividends paid	(20,229)	(16,144)
Net cash used in financing activities	(19,730)	(15,177)
Effects of exchange rate changes on cash and cash equivalents	(3,513)	1,641
Net (decrease) increase in cash and cash equivalents	(14,444)	32,576
Cash and cash equivalents, beginning of period	94,114	82,971
Cash and cash equivalents, end of period	$79,670	$115,547

Supplemental disclosure of non-cash investing and financing activities:
Acquisition of buildings and land through capital lease	$—	$8,537

Notes on Non-GAAP Financial Measures:
The information in this press release is for: internal managerial purposes; when publicly providing guidance on future results; and as a means to evaluate period-to-period comparisons. These financial measures are used in addition to and in conjunction with results presented in accordance with GAAP and should not be relied upon to the exclusion of GAAP financial measures. Management believes these financial measures provide an additional way of viewing aspects of our operations, that, when viewed with our GAAP results and the accompanying reconciliations to the corresponding GAAP financial measures, provide a more complete understanding of our business. Management strongly encourages investors to review our financial statements and publicly-filed reports in their entirety and not rely on any single measure.

The press release includes financial measures which exclude the effects of special charges such as restructuring charges and acquisition related charges. Management believes these measures are useful to investors because it eliminates accounting charges that do not reflect Brooks' day-to-day operations. Tables reconciling GAAP to the non-GAAP measures are presented below.

			Quarter Ended
	June 30, 2015		March 31, 2015		June 30, 2014
Dollars in thousands, except per share data	$	Per Diluted Share	$	Per Diluted Share	$	Per Diluted Share
Net income attributable to Brooks Automation, Inc.	$7,681	0.11	$2,711	$0.04	$24,476	$0.36
Income from discontinued operations, net of tax	—	—	—	—	27,263	0.40
Net income (loss) attributable to continuing operations	7,681	0.11	2,711	0.04	(2,787)	(0.04)
Adjustments, net of tax:
Purchase accounting impact on inventory and contracts acquired	—	—	—	—	99	0.00
Amortization of intangible assets	2,222	0.03	2,219	0.03	1,850	0.03
Impairment of note receivable	—	—	—	—	1,704	0.03
Restructuring charges	261	0.00	457	0.01	2,126	0.03
Inventory write-downs related to restructuring programs	—	—	—	—	210	0.00
Liquidation costs due to dissolution of joint venture	69	0.00	—	—	—	—
Merger costs	44	0.00	42	0.00	400	0.01
Non-GAAP net income attributable to Brooks Automation, Inc.	10,277	0.15	5,429	0.08	3,602	0.05
Stock-based compensation	2,402	0.04	3,625	0.05	2,258	0.03
Non-GAAP net income attributable to Brooks Automation, Inc. - excluding stock-based compensation	$12,679	0.18	$9,054	$0.13	$5,860	$0.09

	Nine Months Ended
	June 30, 2015		June 30, 2014
Dollars in thousands, except per share data	$	Per Diluted Share	$	Per Diluted Share
Net income attributable to Brooks Automation, Inc.	$7,658	$0.11	$31,113	$0.46
Income from discontinued operations, net of tax	—	—	30,002	0.44
Net income attributable to continuing operations	7,658	0.11	1,111	0.02
Adjustments, net of tax:
Purchase accounting impact on inventory and contracts acquired	1,164	0.02	328	0.00
Amortization of intangible assets	6,662	0.10	5,147	0.08
Impairment of note receivable	681	0.01	1,704	0.03
Impairment of intangible assets	—	—	259	0.00
Restructuring charges	2,504	0.04	3,160	0.05
Inventory write-downs related to restructuring programs	—	—	210	0.00
Liquidation costs due to dissolution of joint venture	69	0.00	—	—
Merger costs	411	0.01	521	0.01
Non-GAAP net income attributable to Brooks Automation, Inc.	19,149	0.28	12,440	$0.18
Stock-based compensation	9,510	0.14	8,776	$0.13
Non-GAAP net income attributable to Brooks Automation, Inc. - excluding stock-based compensation	$28,659	$0.42	$21,216	$0.31

	Quarter Ended
	June 30, 2015		March 31, 2015		June 30, 2014
Dollars in thousands	$	%	$	%	$	%
Gross profit/gross margin percentage	$51,187	35.3%	$46,025	33.0%	$40,746	34.7%
Adjustments:
Amortization of intangible assets	1,299	0.9%	1,299	0.9%	1,142	1.0%
Purchase accounting impact on inventory and contracts acquired	—	—	—	—	138	0.1%
Inventory write-downs related to restructuring programs	—	—	—	—	310	0.3%
Adjusted gross profit/gross margin percentage	$52,486	36.2%	$47,324	34.0%	$42,336	36.1%

	Nine Months Ended
	June 30, 2015		June 30, 2014
Dollars in thousands	$	%	$	%
Gross profit/gross margin percentage	$136,300	33.5%	$125,935	34.9%
Adjustments:
Amortization of intangible assets	3,903	1.0%	3,173	0.9%
Impairment of intangible assets	—	—	398	0.1%
Purchase accounting impact on inventory and contracts acquired	1,511	0.4%	490	0.1%
Inventory write-downs related to restructuring programs	—	—	310	0.1%
Adjusted gross profit/gross margin percentage	$141,714	34.8%	$130,306	36.2%

	Quarter Ended			Nine Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
Dollars in thousands	2015	2015	2014	2015	2014
Net income attributable to Brooks Automation, Inc.	$7,681	$2,711	$24,476	$7,658	$31,113
Adjustments:
Less: Interest income	(199)	(228)	(181)	(678)	(685)
Add: Interest expense	100	98	101	300	101
Add: Income tax provision (benefit)	3,340	1,560	(2,838)	1,790	(928)
Add: Depreciation	2,979	3,117	3,294	9,281	9,389
Add: Amortization of completed technology	1,299	1,299	1,142	3,903	3,173
Add: Amortization of customer relationships and acquired intangible assets	1,917	1,914	1,606	5,743	4,522
EBITDA	$17,117	$10,471	$27,600	$27,997	$46,685

	Quarter Ended			Nine Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
Dollars in thousands	2015	2015	2014	2015	2014
EBITDA	$17,117	$10,471	$27,600	$27,997	$46,685
Adjustments:
Less: Income from discontinued operations, net of tax	—	—	(27,263)	—	(30,002)
Add: Impairment of completed technology	—	—	—	—	398
Add: Impairment of note receivable	—	—	2,621	—	2,621
Add: Stock-based compensation	2,402	3,625	2,258	9,510	8,776
Add: Restructuring charges	358	685	3,122	3,711	4,641
Add: Inventory write-downs related to restructuring programs	—	—	310	—	310
Add: Purchase accounting impact on inventory and contracts acquired	—	—	138	1,511	490
Add: Liquidation costs due to dissolution of joint venture	69	—	—	69	—
Add: Merger costs	44	64	426	432	607
Add: Impairment of equity method investments	—	—	—	681	—
Adjusted EBITDA	$19,990	$14,845	$9,212	$43,911	$34,526